UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021 (July 1, 2021)

Manufactured Housing Properties Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Main Street, Pineville, North Carolina	28134
(Address of principal executive offices)	(Zip Code)

(980) 273-1702
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Franklin/Granville Purchase and Sale Agreement

On July 1, 2021, MHP Pursuits LLC, a wholly owned subsidiary of the Manufactured Housing Properties Inc. (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Truman Properties LLC, Birdsong Properties LLC, CCE Properties LLC, and Youngsville MHP LLC for the purchase of five manufactured housing communities located in Franklin and Granville Counties, North Carolina consisting of 137 sites on approximately 135 acres (the “Property”) for a total purchase price of $7,450,000.

The Purchase Agreement includes an earnest money deposit of $90,000, which will be applied to the payment of the purchase price at closing and provides for a due diligence period of 30 days commencing upon the Seller’s delivery of due diligence materials to the Buyer, plus an additional 45 days solely for the completion of third-party reports.

The Purchase Agreement contains customary representations and warranties. The closing of the Purchase Agreement is subject to customary closing conditions and delivery of customary closing documents, including a special warranty deed for the Property, a Bill of Sale and General Assignment transferring the Seller’s right, title and interest in the personal property, intangible property, property files, warranties and licenses to the Buyer, and an Assignment and Assumption Agreement, assigning to the Buyer the Seller’s right, title and interest in all leases or other rental or occupancy agreements for the Property, and any contract that the Buyer elects to assume.

Triad Financial Services Credit Agreement

On July 26, 2021, Gvest Finance LLC (“GVest”), the Company’s variable interest entity, as borrower, entered into a Floorplan Credit and Security Agreement (the “Floorplan Credit Agreement”) with Triad Financial Services, Inc., a Florida corporation (the “Lender”), whereby GVest finances the acquisition of manufactured homes and modular homes for retail sale.

On the same day, GVest entered into a Community Rental Homes Credit and Security Agreement (the “Rental Credit Agreement”) with the Lender pursuant to which the Lender has agreed to make available to GVest a secured credit facility where the total debt outstanding at any one time does not exceed the credit limit of $4,000,000.

On the same day, GVest entered into a Credit and Security Supplemental Agreement (the “Supplemental Agreement”, and together with the Floorplan Credit Agreement, Rental Credit Agreement, the “Credit Agreement”) with the Lender pursuant to which the Lender has agreed to make available to GVest a secured credit facility whose joint aggregate credit limit under the Floorplan Credit Agreement and the Rental Credit Agreement shall be $5,000,000, resulting in (i) the credit limit of up to $1,000,000 under the Floorplan Credit Agreement (the “Floorplan Loan”) and (ii) the credit limit of up to $4,000,000 under the Rental Credit Agreement (the “Rental Loan” and together with the Floorplan Loan, the “Loan”), in each case, on the terms and conditions contained in the Credit Agreement. The maturity date of the Loan will vary based on each statement of financial transaction, a report identifying the funded rental homes and the applicable financial terms for each Loan (the “SOFT”).

Rental Loan Interest and Payment

The Rental Loan will bear interest on the unpaid principal amount as follow: Interest at the applicable interest rate, which is the greater of (i) 3.25% or (ii) the highest prime rate of interest published in the Wall Street Journal, Eastern Edition on either (A) the date when Lender advances the Loan or (B) the last day of the 60th month following the month of the date when Lender advances the Loan (the “Applicable Interest Rate Change Date”), plus 375 basis points in either case. Interest shall be calculated based upon a 360-day year (based on the actual number of days elapsed) unless otherwise set forth in the applicable SOFT or other Loan Documents (as defined in the Rental Credit Agreement).

GVest promises to repay each Rental Loan used to purchase a new funded rental home by paying (i) 60 equal monthly payments of principal and interest at applicable interest rate based on a 240 month term, beginning the 15th day of the first month following the applicable Rental Loan funding date; (ii) 60 equal monthly payments of principal and interest at applicable interest rate on the applicable loan principal balance based on a 180 month term, beginning the 15th day of the first month following the Applicable Interest Rate Change Date, and (iii) one payment of the Loan Principal Balance due on the 15th day of the 121st month following the date when Lender advances said Loan to GVest.

GVest promises to repay each Rental Loan used to purchase a used rental home by paying (i) 60 equal monthly payments of principal and interest at Applicable Interest Rate based on a 180 month term, beginning the 15th day of the first month following the applicable Rental Loan funding date; (ii) 60 equal monthly payments of principal and interest at applicable interest rate on the applicable loan balance based on a 120 month term, beginning the 15th day of the first month following the Applicable Interest Rate Change Date, and (iii) one payment of the loan principal balance due on the fifteenth day of the 121st month following the date when Lender advances said Loan to GVest.

Floorplan Loan Interest and Payment

The Floorplan Loan will bear interest on the unpaid principal amount as unless otherwise specified in the applicable SOFT or other Loan Documents. The Floorplan Loan interest is calculated at a schedule as follows: (i) Day 1-360: LIBOR plus 6% per annum; (ii) Day 361-720: LIBOR plus 7% per annum; and (iii) Day 721+: LIBOR plus 8% per annum. Interest shall also accrue at the lesser of (a) the “LIBOR Rate”, plus 10% per annum and (b) the maximum lawful rate of interest permitted under applicable law. Interest shall be payable monthly, in arrears, and shall be due and payable on or before the 15th day of the month following the month in which such interest accrues. For any month, the “LIBOR Rate” shall be the greater of (a) the highest rate of interest announced during such period by the Wall Street Journal or money center bank selected by Secured Party from time to time and (b) any Minimum LIBOR stated on the applicable SOFT or other Loan Document. Interest shall be calculated based upon a 360-day year (based on the actual number of days elapsed).

GVest promises to repay each Floor Plan Loan as follows: (i) GVest shall pay a principal amount in an amount equal to the original principal amount of such Advance (as defined under the Floorplan Credit Agreement) multiplied by the percentage specified in the applicable SOFT, commencing on the 15th day of the first full month after the first anniversary of any Advance and continuing on the 15th day of each month thereafter, unless otherwise specified in the applicable SOFT or other Loan Documents; (ii) interest shall be payable monthly, in arrears, and shall be due and payable on or before the 15th day of the month following the month in which such interest accrues; and (iii) GVest shall pay to Lender an amount equal to the original invoice price of such Inventory (as defined under the Floorplan Credit Agreement), less all principal payments made with respect to such Inventory pursuant to (ii) above, plus all billed and unpaid interest and any applicable fees as specified in a SOFT or any other Loan Documents, upon the sale of Inventory financed or refinanced by Lender.

Default Events under the Credit Agreement

The Credit Agreement contains customary events of default, including, among others: (i) failure to make, when due, any payment of principal, interest or other charges owed by GVest under any Loan Document; (ii) any of the representations or warranties of GVest contained in the Loan Documents or any other instrument or agreement with Lender is untrue or misleading in any material respect; (iii) GVest or any guarantor fails to comply with any of the covenants or materially breaches any provisions set forth in any Loan Document or any other instrument or agreement with Lender or any other material agreement with any third party; (iv) Lender’s failure or inability to perfect a lien in a home securing a Loan; and (iv) other events under the Credit Agreement.

Other Information

The Credit Agreement contains customary representations, warranties and other covenants for loans of this type. The Rental Loan is secured by present and future funded rental homes and all accessories and accessions thereto, and all proceeds of all of the foregoing, including, without limitation, all home leases and home rents wherever located. The Floorplan Loan is secured by all present and future inventory, accounts, deposit accounts, equipment, notes, fixtures, chattel paper, general intangibles, letter of credit rights, instruments, investment property, commercial tort claims, documents and other supporting obligations, wherever located, and all parts, attachments, additions, replacements, substitutions, returns, repossessions, exchanges, accessories and accessions thereto and thereof, and all other goods used or intended to be used in conjunction therewith and all documents relating thereto, and all proceeds of all of the foregoing.

The foregoing summary of the terms and conditions of the Purchase Agreement and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1-10.4, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Purchase and Sale Agreement, dated July 1, 2021, between MHP Pursuits LLC and Truman Properties LLC, Birdsong Properties LLC, CCE Properties LLC, and Youngsville MHP LLC
10.2	Floorplan Credit and Security Agreement, dated July 26, 2021, between Gvest Finance LLC and Triad Financial Services, Inc.
10.3	Community Rental Homes Credit and Security Agreement, dated July 26, 2021, between Gvest Finance LLC and Triad Financial Services, Inc.
10.4	Credit and Security Supplemental Agreement, dated July 26, 2021, between Gvest Finance LLC and Triad Financial Services, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2021	MANUFACTURED HOUSING PROPERTIES INC.

	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer

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